FIRST AMENDMENT TO THE MORRISON HEALTH CARE, INC.
     SALARY DEFERRAL PLAN

     THIS FIRST AMENDMENT is made on this 31st day of December, 1996, by MORRISON HEALTH CARE, INC. (the "Primary
Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                        W I T N E S S E T H:

     WHEREAS, the Primary Sponsor maintains the Morrison
Health Care, Inc. Salary Deferral Plan (the "Plan"), which was established by indenture dated March 7, 1996;

     WHEREAS, Ruby Tuesday, Inc. is the successor to Morrison Restaurants Inc. which effected that certain plan of distribution involving the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect Plan participation by certain former employees of Morrison
Restaurants Inc. who did not continue in the employment of Morrison Health Care, Inc., immediately following the
Distributions;

     NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1.    By adding a new Section 1.16A, as follows:

          "1.16A `Distributions' means the distributions by Morrison Restaurants Inc. to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc."

2.    By adding a new Section 1.28A, as follows:

          "1.28A `Former Morrison Employee' means an employee of Morrison Restaurants Inc. at any time prior to the effective date of the Distributions who did not continue in the employ of Morrison Health Care, Inc. immediately after the Distributions, but who subsequently has been hired by Morrison Health Care, Inc."

3. By adding a new final clause to the final sentence of Section 1.54, as follows:

      "; provided, however, with respect to any Former
      Morrison Employee, any Year of Service with Morrison
      Restaurants Inc. or any of its affiliates completed on or prior to the effective date of the Distributions shall be disregarded."

      Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First
Amendment.

      IN WITNESS WHEREOF, the Primary Sponsor has caused this
First Amendment to be executed as of the day and year first above written.


                              MORRISON HEALTH CARE, INC.


                              By:/s/ Glenn Davenport
                                     Glenn Davenport
                              Title: President and CEO

ATTEST:

By:/s/ John E. Fountain
       John E. Fountain
Title: Secretary

     [CORPORATE SEAL]